EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of NightHawk Radiology Holdings, Inc. and subsidiaries on Form S-1 of our report dated August 16, 2005, relating to the financial statements of American Teleradiology NightHawks, Inc. appearing in the Prospectus, which is a part of this Registration Statement (File No. 333-128820).

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

February 8, 2006